                                                                   EXHIBIT 10(c)

                                 BIG LOTS, INC.

                            SUPPLEMENTAL SAVINGS PLAN

                   AMENDED AND RESTATED AS OF JANUARY 1, 2003

                         EFFECTIVE AS OF JANUARY 1, 1991

                                 BIG LOTS, INC.
                            SUPPLEMENTAL SAVINGS PLAN

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PURPOSE - CONCEPT - EFFECTIVE DATE                                           4

ARTICLE I       PARTICIPATION

                Section 1.1 -    Eligibility                                 5
                Section 1.2 -    Conditions of Participation                 5
                Section 1.3 -    Election to Defer                           5
                Section 1.4 -    Company Matching Contributions              6
                Section 1.5 -    Deferred Accounts                           6
                Section 1.6 -    Statement of Accounts                       7

ARTICLE II      BENEFIT DISTRIBUTIONS FROM THE PLAN

                Section 2.1 -    Form of Distribution                        8
                Section 2.2 -    Acceleration of Benefit Payments            8
                Section 2.3 -    Withholding & Payroll Taxes                 8
                Section 2.4 -    Beneficiary Designation                     8

ARTICLE III     WITHDRAWALS

                Section 3.1 -    Hardship Withdrawals                        10
                Section 3.2 -    Withdrawal Procedures                       10

ARTICLE IV      COMMITTEE

                Section 4.1 -    Committee                                   11
                Section 4.2 -    Committee Procedures                        11

ARTICLE V       ADMINISTRATION

                Section 5.1 -    Administrative Powers and Duties            12
                Section 5.2 -    Expenses & Taxes                            12
                Section 5.3 -    Records                                     12
                Section 5.4 -    Determinations                              13
                Section 5.5 -    Legal Incompetency                          13
                Section 5.6 -    Action by the Company                       13
                Section 5.7 -    Exemption from Liability
                                 Indemnification                             13
                Section 5.8 -    Nonalienation of Benefits                   13

                                                                            PAGE
                                                                            ----
ARTICLE VI      INCLUSION & WITHDRAWAL OF EMPLOYERS

                Section 6.1 -    Inclusion of Employers                      15
                Section 6.2 -    Withdrawal of Employers                     15
                Section 6.3 -    Sale of Liquidation of Employers            15
                Section 6.4 -    Transfer Between Participating Employers    15

ARTICLE VII     MISCELLANEOUS

                Section 7.1 -    Employment and Other Rights                 16
                Section 7.2 -    Rights to Benefits                          16
                Section 7.3 -    Offsets to Benefits                         16
                Section 7.4 -    Amendment and Termination                   16
                Section 7.5 -    Change in Control                           17

ARTICLE VIII    DEFINITIONS

                Section 8.1 -    Beneficiary                                 18
                Section 8.2 -    Board                                       18
                Section 8.3 -    Change in Control                           18
                Section 8.4 -    Code                                        18
                Section 8.5 -    Company                                     18
                Section 8.6 -    Compensation                                18
                Section 8.7 -    Deferral Agreement                          18
                Section 8.8 -    Deferred Account(s)                         18
                Section 8.9 -    Employee                                    18
                Section 8.10 -   Employer or Employer                        19
                Section 8.11 -   Employer Securities                         19
                Section 8.12 -   ERISA                                       19
                Section 8.13 -   Highly Compensated Employee                 19
                Section 8.14 -   Matching Employer Contributions             19
                Section 8.15 -   Participant                                 19
                Section 8.16 -   Committee                                   19
                Section 8.17 -   Plan Year                                   19

ARTICLE IX      GENERAL PROVISIONS

                Section 9.1 -    ERISA Status                                20
                Section 9.2 -    Construction                                20
                Section 9.3 -    Controlling Law                             20
                Section 9.4 -    Effect on Invalidity of Provision           20

EXHIBIT A       JOINDER AGREEMENT & FORMS                                    21

                                 BIG LOTS, INC.

                            SUPPLEMENTAL SAVINGS PLAN

PURPOSE

The purpose of this nonqualified deferred compensation plan is to promote the success of BIG LOTS, INC. (the "Company") and any of its Affiliates that adopt the plan, (now known as the Big Lots, Inc. Supplemental Savings Plan (the "Plan")), by providing a means for certain highly compensated employees to defer compensation.

CONCEPT

The Plan is designed to provide Participants with a supplemental vehicle through which to defer compensation and related Matching Employer Contributions (if applicable) in a manner substantially similar to deferrals made pursuant to elections under the Company's tax-qualified 401(k) plan, as well as to defer bonuses (if any) for the Plan Year that have not as yet been determined and paid to the Participant.

The Plan is intended and designed to coordinate with the Company's tax-qualified 401(k) plan in a manner consistent with the intent of the Company as described below. All contributions permitted by law and applicable regulations governing the 401(k) plan shall be made and deferred to such 401(k) plan, and all contributions deferred to this Plan shall be made (without regard to the deferrals made with respect to the 401(k) plan) and shall be treated as an unfunded contribution. In no event, however, may any Participant in this Plan defer an aggregate amount of compensation in excess of one hundred percent (100%) of the Participant's total compensation.

This Plan is a non-funded, supplemental executive deferred compensation plan structured to benefit Participants in a manner that provides incentive to improve profitability, competitiveness and growth of Big Lots, Inc. and its Affiliates who are participating Employers in this Plan.

EFFECTIVE DATE

The Plan as evidenced by this document shall first become effective as of January 1, 2003, and is an amendment and restatement of the Plan originally effective as of January 1, 1991 and as last amended and restated on November 16, 1992, as amended from time to time.

The plan, originally known as the Consolidated Stores Corporation Supplemental Savings Plan, has been amended to change the name of the Plan due to a change in the name of the Company, as well as to make certain administrative changes; namely, that this Plan is no longer coordinated with the Company's tax-qualified 401(k) plan by accepting contributions that are legally deemed to be in excess of the limitations imposed under Sections 401(k), 402(g), and 415 of the Internal Revenue Code (the "Code"); but, rather a separate and distinct nonqualified deferred compensation plan that accepts contributions deemed in excess of the tax-qualified 401(k) plan limitations described hereof.

                                    ARTICLE I

                                  PARTICIPATION

SECTION 1.1 - ELIGIBILITY

Only those Associates of the Employer who are considered Highly Compensated Employees, as that term is defined under Section 414(q) of the Code, as amended from time to time, shall be eligible to participate in this Plan as of the first date of employment with the Employer, but only to the extent participation in this Plan is made available to said Associates by the Committee in its sole and final discretion. Notwithstanding, all Associates who were eligible to participate and who were participating in the Plan as of January 1, 2003 of this amended and restated Plan shall to continue to participate in the Plan on and after said date.

SECTION 1.2 - CONDITIONS OF PARTICIPATION

An Associate shall not become a Participant herein until he or she furnishes within a reasonable time limit established by the Committee, such completed and executed elections, Beneficiary designations, consents and other documents and information prescribed by the Committee. Each person upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Plan, and shall be bound thereby. Provided, however, that certain restrictions shall apply to those Employees who constitute "Officers" or "Directors" of Big Lots, Inc. within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and attending regulations as adopted and interpreted by the Securities and Exchange Commission as they relate to investments (if any) in Employer Securities.

SECTION 1.3 - ELECTION TO DEFER

     (a) Except within the thirty (30)- day period following the date the Plan is initially extended to a Participant, the election to participate in and have Compensation deferred under the Plan must be made before the beginning of the period of service for which any Compensation upon which contributions to this Plan are based is earned. For purposes of this Plan, Compensation shall also include bonus amounts that may be attributable to service for the Employer prior to the effective date of said election by the Participant, but as not as yet determined and paid as of the effective date of said election.

     (b) For each subsequent Plan Year, a Participant may amend his or her existing elections, in writing in a new Deferral Agreement, prior to December 31 of such year, in a manner and to the extent to which the Participant's Compensation with respect to such subsequent Plan Year shall be deferred hereunder. An election by a Participant that has not been amended pursuant to this Section 1.3(b) shall be deemed to be a new election for the subsequent Plan Year.

     (c) A Participant who has made an effective election as to the deferral of Compensation for a Plan Year, may not change that election after the Plan Year has commenced; provided, however, that the deferral under any Deferral Agreement may be suspended or amended as provided in Section 6.5.

     (d) The minimum annual amount which a Participant shall be eligible to elect to have deferred under this Plan for the Plan Year shall not be less than $1,000.

SECTION 1.4 - MATCHING COMPANY CONTRIBUTIONS

Each participating Employer shall cause matching contributions to be credited to a Participant's account under this Plan, to the extent determined by the Board of Directors of the Company and in an amount as the Board, in its sole discretion, determines to be appropriate. Employer Contributions, if any, shall vest according to the same schedule to which they would vest for a Participant under the provisions of the Company's tax-qualified 401(k) savings plan, namely:

Years of Vesting Service                    Vested Percentage of
    At Termination                                 Account
------------------------                    --------------------
     Fewer than 2                                     0%
     2                                               25%
     3                                               50%
     4                                               75%
     5 or more                                      100%

SECTION 1.5 - DEFERRED ACCOUNTS

All Compensation deferred under the Plan and any Matching Employer Contributions, if any, shall be credited to the Participant's Deferred Account in the same manner as though contributed as permissible salary deferrals or matching contributions to the tax-qualified 401(k) plan. Separate Deferred Accounts shall be created and maintained by the Committee for each Participant to reflect the appropriate allocation of deferred Compensation and Employer Matching Contributions to the accounts and investment funds maintained for the Participant. Such accounts and investment funds shall be established solely for recordkeeping purposes, shall not be required to be informally or formally funded or held in specific investments or as separated assets and shall meet all of the requirements of Section 6.2 hereof as pertinent to nonfunded, nonqualified deferred compensation plans. Credits and charges shall be made to the Deferred Accounts in the following manner.

The Committee may, for administrative purposes, establish unit values for one or more Investment Funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures that the Committee shall deem fair, equitable and administratively feasible. A Participant's interest in an Investment Fund (or any portion thereof) in the event unit account is established shall be determined by multiplying the then value of a unit in said Investment Fund (or any portion thereof) by the number of units then credited to the Participant's Deferred Account.

To extent authorized by the Board of the Company, a Participant shall have the authority to make investment elections with respect to such Deferrals and any Matching Employer Contributions on behalf of and for the benefit of the Company or participating Employer in a manner as prescribed by the Committee, including but not limited to electronic and telephonic means. Such investment authority, however, shall not give ownership rights to the Participant of his or her Deferred Account(s), but said Deferred Account(s) shall continue to be owned and held in the name of the Company or participating Employer and subject to creditors' rights as described in Section 7.2 of this Plan.

SECTION 1.6 - STATEMENT OF ACCOUNTS

The Committee shall cause to be provided to each Participant (or Beneficiary as applicable), as soon as practical after the close of each calendar quarter, a statement in such form as the Company deems desirable, setting forth the current Plan's Deferred Accounts in a manner similar to that provided in the Company's tax-qualified 401(k) plan.

                                   ARTICLE II

                       BENEFIT DISTRIBUTIONS FROM THE PLAN

SECTION 2.1 - FORM OF DISTRIBUTION

Distributions from the Plan shall be administered and made in a single sum cash settlement or in kind for all Participants in the Plan, provided that insiders subject to Section 16 of the Investment Company Act of 1934, as amended, shall receive their distribution in a manner that complies with the requirements of the Investment Company Act of 1934. An election by the Participant as to the form of distribution under this Plan shall be made not later than six (6) months prior to the projected date of distribution. Any change by the Participant as to the form of distribution shall not become effective for a period of six (6) months from the date the Committee is notified of the Participant's intent as to form of distribution. In no event, however, shall a distribution from this Plan be made prior to the date the Participant's employment with the Company or a Employer terminates (by retirement, death, or otherwise), except as provided in
Section 2.2 hereof.

SECTION 2.2 - ACCELERATION OF BENEFIT PAYMENTS

The Committee, with approval of the Board, hereby reserves the right to accelerate the payment of distributions, without the consent of the Participant or the Participant's Beneficiary(ies), estate or any other person or persons claiming through or under the Participant. In making such determination, due consideration my be given to the health, financial circumstances and family obligations of the Participant or Beneficiary (ies), as applicable. In this regard, the Participant (or applicable Beneficiary(ies)) may be consulted; however, they shall have no voice in the decision reached. The determination of the Committee shall be final and conclusive upon the Company, participating Employer, the Participant and the Beneficiary(ies).

SECTION 2.3 - WITHHOLDING & PAYROLL TAXES

To the extent required by law in effect at the time benefit payments are made hereunder, the applicable Employer shall withhold from payments made hereunder any taxes required to be withheld from an employee's wages. Determinations by the Committee as to withholding shall be binding on the Participant and applicable Beneficiary(ies).

SECTION 2.4 - BENEFICIARY DESIGNATION

Each Participant may from time to time designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as their Beneficiary or Beneficiaries to whom Plan benefits are paid if the Participant dies before receipt of all such benefits. Such Beneficiary designation(s) shall not be subject to the surviving spouse limitations/requirements applicable to tax-qualified retirement plans. Each Beneficiary designation shall be filed in the written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each written Beneficiary designation filed shall cancel all Beneficiary designations previously filed with the Committee. A Participant may revoke a Beneficiary designation only by filing with the Committee, during the Participant's lifetime, either a superseding

Beneficiary designation, or such other writing in a form and manner prescribed by the Committee. The revocation of a Beneficiary designation shall not require the consent of the designated Beneficiary(ies).

If any Participant is not survived by a Beneficiary as designated above, any death benefit payable hereunder shall be paid to the executor or administrator of the Participant's estate.

A surviving Beneficiary of a Participant may designate a Beneficiary to whom Plan benefits are to be paid if (i) the Beneficiary's death occurs before receipt of all benefits otherwise payable, and (ii) without survival of a secondary Beneficiary appointed by the Participant, or such secondary Beneficiary has also died. If such a surviving Beneficiary dies before receiving the entire death benefit and has not designated a Beneficiary (or such Beneficiary has died), the remainder of such benefits shall be paid to the executor or administrator of such Beneficiary's estate.

                                   ARTICLE III

                                   WITHDRAWALS

SECTION 3.1 - HARDSHIP WITHDRAWALS

Participants may elect to withdraw all or a part of their vested Deferred Accounts but only for purposes of an unforeseen financial emergency that cannot be satisfied through other means. "Unforeseen Financial Emergency" shall mean those types of events that are not reasonably foreseeable, and are reasonably unavoidable through taking other measures (i.e., medical emergency or natural disaster). All such determinations shall be made by the Committee in its sole and final discretion. Before any withdrawal for hardship may be made by any Participant, the Participant must establish to the Committee's reasonable satisfaction that liquidation of other assets or the exercise of other alternatives are unavailable or insufficient to satisfy the emergency need. Prior to any Hardship Withdrawal under the Plan, the Participant must first exercise a Hardship Withdrawal under the Company's tax-qualified retirement 401(k) plan to the extent the Participant is a participant with an individual account in said plan.

SECTION 3.2 - WITHDRAWAL PROCEDURES

The Committee shall from time to time adopt the necessary procedures to be followed in the event a Participant seeks to elect a Hardship Withdrawal. All procedures instituted by the Committee shall be binding upon the Participant.

                                   ARTICLE IV

                                   COMMITTEE

SECTION 4.1 - COMMITTEE

The retirement committee of the Company's tax-qualified 401(k) plan shall be the Committee of this Plan in accordance with the intention of the Board, as expressed herein.

SECTION 4.2 - COMMITTEE PROCEDURES

A committee member who at any time hereunder is a Participant shall not have any vote in any decision under the Plan made primarily with respect to such committee member or such member's or administrator's benefits hereunder. In this event, the decision shall be made by a majority of the committee member's or if the Plan is administrated by one individual, then by the Board.

All actions of the Committee shall be by majority vote and may be taken with or without a meeting. If taken without a meeting, the action shall be in writing and signed by a majority of the members.

In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of the majority of said Committee members shall be controlling and shall be binding and conclusive upon the Committee, the Participants, and their Beneficiaries and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

Subject to the provisions of this Section 4.2, each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the initial Committee members hereunder, and all of the duties and obligation so imposed upon the initial Committee members hereunder.

Except as otherwise may be required by any applicable law, no Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of duties as such Committee member.

                                    ARTICLE V

                                 ADMINISTRATION

SECTION 5.1 - ADMINISTRATIVE POWERS AND DUTIES

The Board of Big Lots, Inc. shall designate such officer(s) of the Company to be the authorized administrator of the Plan and to have the primary administrative responsibility with respect to the Plan in coordination with and under the direction of a Committee. The administrator shall serve at the pleasure of the Board and the Committee and shall administer the Plan and all policy and administrative functions shall be the full and total responsibility of the administrator who shall perform said functions under the direction of the Committee. The administrator shall interpret the provisions of the Plan where necessary and may adopt procedures for the administration of the Plan that are consistent with the provisions of the Plan.

The Committee may retain auditors, accountants, recordkeepers, legal counsel, consultants and other counsel to assist in the administration of the Plan. Such auditors, counsel, etc. may be persons acting in a similar capacity for the Company or an Employer and may be associates of the Company or an Employer. The opinion or any such counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by the Committee or administrator designated by the Board in good faith and in accordance with such opinion.

SECTION 5.2 - EXPENSES & TAXES

The Company and/or applicable Employer shall pay the reasonable expenses incurred by the Committee and others performing services relative to the administration of the Plan, including the fees and compensation of the persons referred to in Section 5.1.

And gains or losses attributable to the Deferred Account(s) of the Participants shall be gains or losses attributable to the Company and shall be income to the Company; provided, however, that any taxes paid by the Company, by reason of inclusion of gains in income of the Company under this subparagraph, may at the sole and final discretion of the Company be debited against the Participants' Deferred Accounts in a fair and equitable manner as determined by the Committee.

SECTION 5.3 - RECORDS

The Company, applicable Employers and the Committee shall each keep such records and shall each give reasonable notice to the other of such information, that shall be proper, necessary or desirable to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to deferral elections, Deferred Accounts, dates of employment and terminations, and determinations made hereunder. In addition, the Company, the Employer and the Committee shall be protected in acting upon any notice or other communication purporting to be signed by any person and reasonable believed to be genuine and accurate, including the Participant's current mailing address.

SECTION 5.4 - DETERMINATIONS

All determinations hereunder made by the Company or the Committee shall be made in the sole and absolute final discretion of the Company or of the Committee, as the case may be.

In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate, the participation of any person, the amount payable to any person, and the applicability and the interpretation of the provisions of the Plan, the decision of the Committee upon such matter shall be binding and conclusive upon the Company, the Committee, the Participant, and Beneficiary(ies) and their successors, assigns, heirs and distributees of all the foregoing.

SECTION 5.5 - LEGAL INCOMPETENCY

The Committee may direct payment either directly to an incompetent or disabled person, whether because of minority or mental or physical disability, or to the guardian of such person, or to the person having custody, without further liability on the part of the Company, Employer, Committee, or any person, for the amounts of such payment to the person on whose account such payment is made.

SECTION 5.6 - ACTION BY THE COMPANY

Any action by the Company or applicable Employer under this Plan may be by resolution of the Board of Directors, or by an person(s) duly authorized by resolution of said Board to take such action(s).

SECTION 5.7 - EXEMPTION FROM LIABILITY/INDEMNIFICATION

The Committee shall be free from all liability, for acts, omissions and conduct, and for the acts, omissions and conduct of duly appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct and gross negligence.

The Company shall indemnify the Committee and any other Associate, officer or director of the company or applicable Employer against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason or membership on a committee or performance of an authorized duty or responsibility for or on behalf of the Company or applicable Employer pursuant to the Plan unless the same is judicially determined to be the result of the individual's willful misconduct or gross negligence. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

SECTION 5.8 - NONALIENATION OF BENEFITS

Except as otherwise provided by law, no benefit, payment or distribution under the Plan shall be subject either to the claim or any creditor of a Participant or Beneficiary(ies), or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan.

The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

In the event that any Participant's benefits are garnished or attached by order of any court, the Committee may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

                                   ARTICLE VI

                      INCLUSION AND WITHDRAWAL OF EMPLOYERS

SECTION 6.1 - INCLUSION OF EMPLOYERS

Any Employer which is a Employer (as that term is defined in Section 414 of the Code, as amended from time to time) and which is authorized by the Board of Directors of Big Lots, Inc. to participate in the Plan as a Employer may elect to participate by action of its own Board of Directors (or other managing body) and by entering into a Joinder Agreement, a copy of which is attached hereto as Exhibit A.

SECTION 6.2 - WITHDRAWAL OF EMPLOYERS

Big Lots, Inc. may, at any time in its sole discretion, determine to exclude any Employer from the Plan. Any Employer may similarly elect to discontinue its participation in this Plan at any time after the expiration of the sixty
(60)-day period immediately following the receipt of the Committee of the Employer's written notice of its intent to so withdraw.

The exclusion or withdrawal of a participating Employer from the Plan shall not adversely affect the administration of amounts already credited to the Deferred Account(s) under the Plan of Participants employed by such Employer, with respect to which amounts the Plan shall be continued until all such amounts under the Plan have been paid by the Employer or otherwise liquidated under applicable law or judicial judgment.

SECTION 6.3 - SALE OR LIQUIDATION OF EMPLOYERS

In the event Big Lots, Inc. should sell or otherwise directly or indirectly dispose of sufficient interest in an Employer so that it no longer owns 50% of such company, or an Employer is liquidated, Big Lots, Inc. shall assume and guarantee payment of such Employer's remaining deferred compensation obligations under this Plan.

SECTION 6.4 - TRANSFER BETWEEN PARTICIPATING EMPLOYERS

In the event that a Participant's employment is transferred from one participating Employer to another, the transfer shall not adversely affect the administration of amounts then credited to the Deferred Account(s) of such Participant on or as of the date of transfer and the Participant's prior participating Employer shall remain obligated to pay such deferred benefits in accordance with the provisions of the Plan in effect prior to the date of such transfer. The Participant's new participating Employer shall become obligated under the terms of the Plan to pay any deferred compensation amounts credited to the Participant's Deferred Account(s) upon and after said date of transfer.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

SECTION 7.1 - EMPLOYMENT AND OTHER RIGHTS

Nothing contained herein shall require Big Lots, Inc. or any Employer to continue any Participant in its employ, or any Employer, nor does the Plan create any rights of any Participant or Beneficiary or any obligations on the part of the Company or any Employer other than those set forth herein. The benefits payable under this Plan shall be independent of, and in addition to, any other employment agreements that may exist from time to time concerning any other Compensation or benefits payable by the Company.

SECTION 7.2 - RIGHT TO BENEFITS

The sole interest of each Participant and each Beneficiary under this Plan shall be to receive the deferred Compensation benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof and applicable elections hereunder and neither any Participant nor any Beneficiary shall have any right, title or interest (legal or equitable) in or to any of the specific property or assets of Big Lots, Inc. or any participating Employer. All benefits hereunder shall be paid solely from the general assets of Big Lots, Inc. or applicable Employer and no Employer shall maintain any separate fund or other separated assets to provide any benefits hereunder. In no manner shall any property or assets of Big Lots, Inc. or any Employer be deemed or construed through any of the provisions of this Plan to be held in trust for the benefit of any Participant or designated Beneficiary(ies) or to be collateral security for the performance of the obligations imposed by this Plan on the Company or any participating Employer. The rights of any Participant hereunder and any Beneficiary of the Participant shall be solely those of an unfounded and unsecured creditor in respect to the promise of the Company or any participating Employer, as applicable, to pay benefits in the future.

SECTION 7.3 - OFFSETS TO BENEFITS

Nothwithstanding any provisions of the Plan to the contrary, the Company or any Employer may, or the Committee may, in its sole and absolute final discretion determine, offset any amounts to be paid to a Participant under the Plan against any amounts which such Participant may owe to such Employer.

SECTION 7.4 - AMENDMENT AND TERMINATION

While the Company and participating Employers intend to continue this Plan indefinitely, the Plan may be amended, suspended or terminated at any time by the Board of the Company; provided, that no such amendment, suspension or termination shall adversely affect the administration of amounts already credited to Deferred Accounts under the Plan, with respect to which amounts the Plan shall continue until all deferred Compensation and applicable Matching Employer Contributions (if any) credited to Deferred Accounts under the Plan have been paid. In the event it should be determined for any reason by an applicable agency of the federal government or by any court of competent jurisdiction that the Plans does not satisfy the exclusions of Section 201(2),
Section 301(a)(3) and Section 401(a)(1) of ERISA, the Plan shall be deemed terminated as of the date of such determination unless alternative action by the Board of the Company is taken.

SECTION 7.5 - CHANGE IN CONTROL

In the event a "Change in Control" of the Company occurs, the Committee may effect immediate lump sum payment of the Deferred Accounts (whether or not vested) under the Plan to applicable Participants. For the purpose of this Section, a "Change in Control" shall mean any of the following events:

(a) any person or group (as defined in Section 13 of Exchange Act) other than Company or any of its Employers becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), twenty percent (20%) or more of the outstanding equity securities of BIG LOTS, INC. entitled to vote for the election of directors;

(b) a majority of the Board of Directors of the Company is replaced within any period of two (2) years or less by directors not approved by the majority of the directors of the Company in office at the beginning of such period, or a majority of the Board of Directors of the Company at any date consists of persons not so approved;

(c) the stockholders of the Company approve an agreement to merge or consolidate the Company with another company other than the Company or a Employer or an agreement to sell or otherwise dispose of all or substantially all of the assets to an entity other than the Company or a Employer thereof.

                                  ARTICLE VIII

                                   DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

SECTION 8.1 - ASSOCIATE

"Associate" means an individual who is currently employed by the Company or Employer.

SECTION 8.2 - BENEFICIARY

"Beneficiary" means the person, persons, or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article II.

SECTION 8.3 - BOARD

"Board" means the Board of Directors of the Company.

SECTION 8.4 - CHANGE IN CONTROL

"Change in Control" means the change in control of the Company as described in
Section 7.5 of the Plan.

SECTION 8.5 - CODE

"Code" means the Internal Revenue Code of 1986, as amended by time to time.

SECTION 8.6 - COMMITTEE

"Committee" means that person or persons appointed by the Company to represent the Company in the administration of this Plan pursuant to the provisions of
Article IV.

SECTION 8.7 - COMPANY

"Company" means BIG LOTS, INC.

SECTION 8.8 - COMPENSATION

"Compensation" means the total remuneration paid to an individual (including but not limited to bonuses) in a Plan Year.

SECTION 8.9 - DEFERRAL AGREEMENT

"Deferral Agreement" means an agreement filed by a Participant to effect deferrals of Compensation hereunder.

SECTION 8.10 - DEFERRED ACCOUNT(s)

"Deferred Account(s)" means the accounts maintained by the Committee for each Participant pursuant to Article I. Separate Deferred Accounts shall be maintained for each Participant; however, more than one Deferred Account may be maintained as necessary to reflect the nature of the account and various fund allocations of the Participant. A Participant's Deferred Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to or on behalf of a Participant pursuant to this Plan provided, however, that such Deferred Account(s) shall not constitute or be treated as a trust fund of any kind nor be deemed a funding arrangement under the Code or ERISA.

SECTION 8.11 - EMPLOYER

"Employer" means the Company and/or a participating Employer or any successor to the business thereof. For purposes of determining an Employer or Employer, the rules of Section 414 of the Code shall govern.

SECTION 8.12 - EMPLOYER SECURITIES

"Employer Securities" means those securities (or common stock) of the Company as currently traded on a nationally recognized stock exchange.

SECTION 8.13 - ERISA

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

SECTION 8.14 - HIGHLY COMPENSATED EMPLOYEE

"Highly Compensated Employee" means an individual (as defined in Section 414(q) of the Code) who is employed by the Company or Employer.

SECTION 8.15 - MATCHING EMPLOYER CONTRIBUTIONS

"Matching Employer Contributions" means contributions (if any) made by the Employer pursuant to the terms of this Plan. Any Matching Employer Contributions shall be made at the sole and final discretion of the Board of the Company.

SECTION 8.16 - PARTICIPANT

"Participant" means any Highly Compensated Employee who becomes a participant pursuant to Section 1.1 of this Plan and who then elects to participate in the Plan as described in Article I.

SECTION 8.17 - PLAN YEAR

"Plan Year" means a full twelve (12)- month period beginning each January 1 (the calendar year).

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.1 - ERISA STATUS

This Plan shall constitute a plan, which is unfunded, and which is maintained primarily for the purpose of providing deferred compensation benefits for a group of Highly Compensated Associates of the Company or Employer.

SECTION 9.2 - CONSTRUCTION

In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.

SECTION 9.3 - CONTROLLING LAW

The law of the state of the Company's incorporation shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

SECTION 9.4 - EFFECT OF INVALIDITY OF PROVISION

If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

IN WITNESS WHEREOF, this Plan has been executed on behalf of the Company by its duly appointed officer this 26th day of March, 2004.

                                                                  BIG LOTS, INC.

                             By: /s/ Albert J. Bell
                                ------------------------------------------------
                             Title: Vice Chairman & Chief Administrative Officer

                                                                       EXHIBIT A

                                 BIG LOTS, INC.

                            SUPPLEMENTAL SAVINGS PLAN

THIS AGREEMENT (the "Agreement"), made as of this ____ day of ___________,20___, between BIG LOTS, INC. (the "Company") and _____________________ ("Employer"):

                                   WITNESSETH:

WHEREAS, Employer wishes to adopt the Plan for the benefit of certain of its Highly Compensated Employees; and

WHEREAS , the Board of Directors of the Company has approved the execution of this Agreement pursuant to Section 5.1 of the Plan;

NOW, THEREFORE, BE IT RESOLVED THAT:

(a) Employer hereby adopts the Plan and all amendments now or hereafter made thereto and expressly covenants and agrees that, respecting any of its Associates who are eligible to become participants, it shall maintain such records as necessary under the Plan and shall pay according to the terms of the Plan all benefits accrued thereunder in respect to periods of employed with the Employer.

(b) The Company hereby consents to such adoption by the participating Employer, effective as of ____________________, 20____.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ______day of _________________, 20___.


                                                                  BIG LOTS, INC.

                                            BY:_________________________________

                                               _________________________________
                                                            EMPLOYER

                                            BY:_________________________________

                                 BIG LOTS, INC.

                            SUPPLEMENTAL SAVINGS PLAN

PARTICIPATION AND DEFERRAL AGREEMENT

I hereby elect to participate in the BIG LOTS, INC. Supplemental Savings Plan (the "Plan") and agree to the terms and provisions of the Plan and shall be bound thereby. I make the following elections and designations with respect to my Plan participation for the calendar year ending December 31, 20___ and for each calendar year thereafter:

(a) I elect, pursuant to Article I of the Plan, to defer receipt of compensation in the amount of $__________ or _____% (not to exceed 50% of my total remuneration) per pay period.

(b) I further elect that ____% of my bonus (not to exceed 100%), if any, for the 20___ calendar year, and for each calendar year thereafter, be deferred to my Deferral Account. I understand that this election can only be made prior to the Company's determination of any bonus for the calendar year.

(c) I direct that distribution of amounts in the Plan effected through this election be payable to me in the form of

______ lump sum distribution
______ in kind distribution
______ combination of above as elected by me

I understand that the amounts deferred in accordance with my election hereunder, will be administered on an unfounded basis by the Committee, and that my rights and those of my Beneficiary(ies) shall be as those of an unsecured creditor of BIG LOTS, INC. I acknowledge that the BIG LOTS, INC. Supplemental Savings Committee (the "Committee") reserves the right to accelerate payment of deferred amounts under the Plan.

I further understand that my right to designate investments for amounts deferred do not in any way confer ownership rights to those deferred amounts; and, that ownership of the amounts deferred remain with BIG LOTS, INC.

I hereby designate that my Deferral Account be invested in the following manner:

     _______________________  _____%     _______________________  _____%

     _______________________  _____%     _______________________  _____%

     _______________________  _____%     _______________________  _____%

     _______________________  _____%     _______________________  _____%

This Deferral Agreement and Beneficiary Designation set forth below is subject to all the terms and conditions of the Plan, shall only become effective when it has been approved and accepted by the Committee, and shall remain in effect with respect to such Agreement and

Beneficiary Designation unless before the commencement of any such calendar year, a new or amended Agreement and/or Designation is filed and accepted or the elective effective through this form is canceled on a form approved by the Committee.

BENEFICIARY DESIGNATION

I hereby designate the following Beneficiary(ies) to receive any and all death benefits to which they may be entitled under the terms of the Plan.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

I hereby revoke any prior elections or designations under the BIG LOTS, INC. Supplemental Savings Plan. I understand that the elections and designations specified above shall remain in effect until and unless I effectively amend them in accordance with procedures prescribed by the Committee or terminate may participation in the Plan prior to the beginning of the applicable calendar year.

Dated: __________________, 2____.               By:_____________________________

                                                ________________________________
                                                Print Name

________________________________________________________________________________

Committee Action:

The above Agreement, Investment Election, and Beneficiary Designation is:

( ) Approved and Accepted

( ) Not approved, for the following reason(s):

Dated:___________________, 2____.               By:_____________________________
                                                           Committee

                                 BIG LOTS, INC.

                            SUPPLEMENTAL SAVINGS PLAN

                       PARTICIPATION CANCELLATION ELECTION

Through an appropriate Deferred Agreement, I previously elected to defer receipt of compensation through participation in the BIG LOTS, INC. Supplemental Savings Plan.

I hereby elect to cancel any further deferrals through the Plan effective with the 2____calendar year. I understand that this cancellation with become effective with the January 1 of the calendar year immediately following the date of this Participation Cancellation Election.

Dated: ________________________, 20___.        By: _____________________________

                                               _________________________________
                                               Print Name

Committee Acknowledgement:

The above Participation Cancellation Election has been received on this ______ day of __________________, 20___, effective for the 20____ calendar year.

                                               By:_____________________________
                                                           Committee

                                 BIG LOTS, INC.

                         BOARD OF DIRECTORS' RESOLUTIONS

WHEREAS, the Board of Directors of BIG LOTS, INC. (the "Company") wishes to promote the success of the Company and its affiliates; and

WHEREAS, the Board wishes and desires to provide a means for certain Highly Compensated Employees to continue to defer compensation; and

WHEREAS, the Board currently maintains a nonqualified deferred compensation arrangement that provides certain Highly Compensated Employees the means to defer compensation, and wishes to make certain administrative changes to the plan and to change the name of the plan to the Big Lots, Inc. Supplemental Savings Plan;

NOW, THEREFORE, BE IT RESOLVED THAT BIG LOTS, INC. does hereby amend and restate its nonqualified deferred compensation arrangement (hereinafter to be referred to as the "Big Lots, Inc. Supplemental Savings Plan), effective as of January 1, 2001, and to make certain administrative changes to the Plan;

FURTHER RESOLVED THAT the Board of Directors of BIG LOTS, INC. shall in its sole and final discretion continue to determine the eligibility requirements to be met by certain Highly Compensated Employees to become participants in the above-named plan;

FURTHER RESOLVED THAT the Board of Directors shall delegate to its executive officers the power and responsibility to take whatever action or actions are deemed necessary and appropriate by them to carry out the purpose and intent of these Resolutions.

Signed and dated this ____ day of _______________, 20__.

                                                                   BIG LOTS, INC

                                             BY:________________________________

                                            ITS:________________________________
                                                            (TITLE)